Exhibit 32

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned Chief Executive Officer and Chief Financial Officer, respectively, of Canterbury Park Holding Corporation (the “Company”) hereby certify that:

(1)   The Quarterly Report on Form 10-Q for the period ended March 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 15, 2006	/s/ Randall D. Sampson
Randall D. Sampson,
President and Chief Executive Officer
Canterbury Park Holding Corporation

Dated: May 15, 2006	/s/ David C. Hansen
David C. Hansen,
Vice President and Chief Financial Officer
Canterbury Park Holding Corporation